Exhibit 99.1

FOR IMMEDIATE RELEASE: MONDAY, JUNE 4, 2007

For Avaya:

Investors:

Matt Booher

908-953-7500

mbooher@avaya.com

Media:

Jim Finn

Avaya

650-868-9105 (mobile)

jjfinn@avaya.com

Lynn Newman

Avaya

908-672-1321 (mobile)

lynnnewman@avaya.com

For Silver Lake:

Matt Benson/Victoria Hofstad

Sard Verbinnen & Co.

415-618-8750/212-687-8080

mbenson@sardverb.com/vhofstad@sardverb.com

For TPG Capital:

Kristin Celauro

Owen Blicksilver PR, Inc.

732-433-5200

Kristin@blicksilverpr.com

AVAYA ENTERS INTO MERGER AGREEMENT

WITH SILVER LAKE AND TPG CAPITAL

Transaction Valued at Approximately $8.2 Billion or $17.50 Per Share

BASKING RIDGE, N.J. — Avaya Inc. (NYSE:AV) today announced that it has entered into a definitive merger agreement with Silver Lake, the leading investment firm focused on large-scale investments in technology-driven growth industries, and TPG Capital, a leading private investment partnership, for approximately $8.2 billion or $17.50 per common share.

Under the terms of the agreement, Avaya shareholders will receive $17.50 in cash for each share of Avaya common stock they hold, representing a premium of approximately 28 percent over Avaya’s closing share price of $13.67 on May 25, 2007, the last trading day prior to published reports regarding a potential transaction, and a premium of approximately 33 percent over Avaya’s average closing share price of $13.17 during the 30 trading days ending May 25, 2007.

“After an extensive review of Avaya’s strategic alternatives with Avaya management and our financial advisors, the board of directors of Avaya determined that this transaction with Silver Lake and TPG provides the best value for Avaya’s shareholders,” said Phil Odeen, non-executive chairman of Avaya’s board of directors.

Avaya’s board of directors has approved the merger agreement and resolved to recommend that Avaya shareholders adopt the agreement.

“In addition to delivering compelling value for our shareholders, the partnership with Silver Lake and TPG also creates clear value for Avaya employees and customers,” said Louis J. D’Ambrosio, president and CEO, Avaya.  “The investment in our people and technology and the operating structure will enable us to extend our technology and services leadership and continue to deliver the ”gold standard” of communication solutions in the industry.”

“Our interests are aligned with the long-term interests of Avaya’s customers and employees,” said David Roux, a co-founder and managing director of Silver Lake. “We have full confidence in Avaya’s excellent management to build on the company’s remarkable technology and history, which spans more than a century, to deploy advanced IP communications solutions as a source of competitive advantage for customers.”

“As one of the earliest private investors in technology and telecommunications, TPG has come to know and admire Avaya for its roster of leading customers, history of product innovation and commitment to customer service,” said John Marren, a partner of TPG.   “We look forward to working with our partners at Silver Lake and the company’s excellent team to continue to build this exciting franchise.”

The transaction is expected to be completed in the fall of 2007, subject to receipt of shareholder approval and customary regulatory approvals, as well as satisfaction of other customary closing conditions.  There is no financing condition to the obligations of the private equity group to consummate the transaction, and equity and debt commitments for the merger consideration have been received.

The merger agreement provides for Avaya to solicit proposals from third parties during the next 50 days.  In addition, the company may, at any time, subject to the terms of the agreement, respond to unsolicited proposals.  There can be no assurance that this process will result in an alternative transaction.  Avaya does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision.

Credit Suisse is serving as exclusive financial advisor to Avaya and its board of directors.

Weil, Gotshal & Manges LLP acted as legal advisor to Avaya in connection with the transaction.  Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Avaya’s board in connection with the transaction.

Citi and Morgan Stanley acted as financial advisors to Silver Lake and TPG and have committed, together with JPMorgan, to provide debt financing for the transaction.

Ropes & Gray is acting as legal advisor to Silver Lake and TPG.

About the Transaction

In connection with the proposed merger, Avaya will file a proxy statement with the Securities and Exchange Commission.  Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Avaya at the Securities and Exchange Commission’s Web site at http://www.sec.gov.

The proxy statement and such other documents may also be obtained for free from Avaya by directing such request to Avaya Inc. 211 Mt. Airy Rd., Basking Ridge, NJ 07960 Attention: Investor Relations; Telephone: 908-953-7501.

Avaya and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Avaya’s participants in the solicitation is set forth in Avaya’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Avaya’s current expectations or forecasts of future events. These uncertainties and other factors also include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction. Avaya undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in Avaya’s Securities and Exchange Commission reports, including Avaya’s annual report on Form 10-K for the year ended September 30, 2006 and its quarterly report on Form 10-Q for the quarter ended March 31, 2007.

About Avaya

Avaya delivers Intelligent Communications solutions that help companies transform their businesses to achieve marketplace advantage. More than 1 million businesses worldwide, including more than 90 percent of the FORTUNE 500 ®, use Avaya solutions for IP Telephony, Unified Communications, Contact Centers and Communications-Enabled Business Processes. Avaya Global Services provides comprehensive service and support for companies, small to large. For more information visit the Avaya Web site: http://www.avaya.com.

About Silver Lake

Silver Lake is the leading investment firm focused on large scale investments in technology, technology-enabled, and related growth industries. Silver Lake seeks to achieve superior returns by investing with the strategic insight of an experienced industry participant, the operating skill of a world-class manager and the financial expertise of a disciplined private equity investor. Silver Lake’s mission is to function as a value-added partner to the management teams of the world’s leading technology franchises. Its portfolio includes or has included technology industry leaders such as Ameritrade, Avago, Business Objects, Flextronics, Gartner, Instinet, IPC Systems, MCI, NASDAQ, Network General, NXP, Sabre Holdings, Seagate Technology, Serena Software, SunGard Data Systems, Thomson and UGS. For more information, please visit www.silverlake.com.

About TPG Capital

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with more than $30 billion of assets under management and offices in San Francisco, London, Hong Kong, New York, Minneapolis, Fort Worth, Melbourne, Menlo Park, Moscow, Mumbai, Shanghai, Singapore and Tokyo.  TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG Capital’s investments span a variety of industries including technology, financial services, retail/consumer, media and communications, travel, healthcare and industrials. Among TPG Capital’s significant investments in telecommunications and technology are Eutelsat Communications, Freescale Semiconductor, Intergraph, Japan Telecom, Lenovo Group, MEMC Electronic Materials, ON Semiconductor, Sabre Holdings, SunGard Data Systems, Seagate Technology, and the pending acquisition of Alltel Corp.  Please visit www.tpg.com.